Exhibit 99.1

Press Release

Contact:

Charles F. Cargile, 949/863-3144

Newport Corporation, Irvine, CA

investor@newport.com

or

Dan Peoples, 858/552-8146

Makinson Cowell (US)

NEWPORT CORPORATION COMPLETES

ACQUISITION OF ILX LIGHTWAVE CORPORATION

- Acquisition Expands Capabilities in Photonics Test and Measurement -

Irvine, California – January 17, 2012 – Newport Corporation (NASDAQ: NEWP) today reported that it has completed its previously announced acquisition of ILX Lightwave Corporation (“ILX”), a market and technology leader in high-performance test and measurement solutions for laser diodes and other photonics components.

ILX, headquartered in Bozeman, Montana, had 2011 revenues of approximately $8 million. The company is profitable, and Newport expects the acquisition to be accretive to its earnings immediately. Newport paid $9.3 million in cash, which is subject to adjustment based on ILX’s net assets at closing.

Robert J. Phillippy, Newport’s President and Chief Executive Officer, said, “We are pleased to welcome ILX to the Newport team. In 2012, Newport will benefit from almost a full year of the accretive results we anticipate from this acquisition. In the past six months, Newport has acquired Ophir Optronics, High Q Technologies, and now ILX, which together had approximately $160 million of revenue in 2011. These businesses combined are expected to have generated almost $25 million of earnings before interest, taxes, depreciation and amortization (EBITDA) in 2011. We are confident that, as a part of Newport, these businesses will generate even greater sales and EBITDA in the future, and will provide Newport with significant new growth opportunities going forward. With our expanded portfolio of products and technology, we can now offer our customers even more solutions for the most demanding photonics applications in the scientific research, life and health sciences, microelectronics, industrial and other markets.”

ILX (www.ilxlightwave.com) designs and manufactures a broad range of photonics instrumentation, including laser diode controllers and drivers, temperature controllers, current sources, optical power and wavelength meters, semiconductor laser/LED burn-in, test and characterization systems, and fiber optic sources. ILX distributes its products in North America, Europe and Asia, and its customers include Fortune 500 corporations, national research laboratories, and government and educational institutions, many of whom are already customers of Newport for other products. ILX is now a wholly owned subsidiary of Newport Corporation, and part of Newport’s Photonics and Precision Technologies Division.

ABOUT NEWPORT CORPORATION

Newport Corporation (www.newport.com) is a leading global supplier of advanced-technology products and systems to customers in the scientific research, aerospace and defense/security, microelectronics, life and health sciences and precision industrial manufacturing markets. Newport’s innovative solutions leverage its expertise in photonics technologies, including lasers, photonics instrumentation, sub-micron positioning systems, vibration isolation, optical components and subsystems, precision automation and three-dimensional non-contact measurement equipment, to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications. Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, including without limitation statements regarding the expectation that the acquisition will be accretive to Newport’s earnings immediately after closing, the statements by Robert J. Phillippy regarding the expected sales and EBITDA of the acquired companies in 2011, the expectation of sales and EBITDA growth in the acquired companies in the future, and other statements as to potential future events, consequences or results of the transaction. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,”

“could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Assumptions relating to the foregoing involve judgments and risks with respect to, among other things, Newport’s ability to generate cash from operating activities and its ability to capitalize on opportunities to utilize cash, which are difficult or impossible to predict accurately and many of which are beyond the control of Newport. Certain of these judgments and risks are discussed in more detail in Newport’s Form 10-K for the year ended January 1, 2011 and in Ophir’s Annual Report filed with the Israeli Securities Authority for the year ended December 31, 2010. Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved. Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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